                                                                   EXHIBIT 10.24



                                   AGREEMENT

                                     AMONG

                          GOLF ACQUISITION GROUP, LLC

                                  MONTE AHUJA

                               GRAFIX CORPORATION

                                      AND

                           TRANSTAR INDUSTRIES, INC.

                               TABLE OF CONTENTS

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                                                                           Page
                                                                           ----
ARTICLE I THE TRANSACTION.................................................    2

  SECTION 1.1 Transaction.................................................    2

  SECTION 1.2 Option; Proxy...............................................    2

  SECTION 1.3 New CRRA Notes..............................................    2

  SECTION 1.4 Closing.....................................................    2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF M AHUJA......................    3

  SECTION 2.1 Ownership of CRRA Notes.....................................    3

  SECTION 2.2 Authority of M Ahuja; Non-Contravention.....................    3

  SECTION 2.3 Authority of Transtar; Non-Contravention....................    3

  SECTION 2.4 Organization, Standing and Power............................    3

  SECTION 2.5 Investment Representations and Warranties...................    4

ARTICLE III REPRESENTATIONS AND WARRANTIES OF GAG.........................    5

  SECTION 3.1 Organization, Standing and Power............................    5

  SECTION 3.2 Authority; Non-Contravention................................    5

  SECTION 3.3 Investment Representations and Warranties...................    5

ARTICLE IV ADDITIONAL REPRESENTATIONS AND WARRANTIES OF CRRA..............    6

  SECTION 4.1 Organization, Standing and Power............................    6

  SECTION 4.2 Capital Structure...........................................    7

  SECTION 4.3 Notes.......................................................    7

  SECTION 4.4 Authority; Non-Contravention................................    7

  SECTION 4.5 SEC Documents...............................................    7

  SECTION 4.6 No Shares Registered Under Exchange Act.....................    8

  SECTION 4.7 Ordinary Course of Business.................................    8

  SECTION 4.8 No Undisclosed Material Liabilities.........................    8

  SECTION 4.9 Litigation..................................................    8

  SECTION 4.10 Governmental Licenses and Permits; Compliance with Law.....    8

  SECTION 4.11 Brokers....................................................    8

  SECTION 4.12 Disclosure.................................................    9

ARTICLE V ADDITIONAL AGREEMENTS...........................................    9

  SECTION 5.1 Expenses....................................................    9

  SECTION 5.2 Reasonable Commercial Efforts...............................    9

  SECTION 5.3 Public Announcements........................................    9

  SECTION 5.4 Current Public Information.......................................9

  SECTION 5.5 M Ahuja's Limited Representations and Warranties.................9

  SECTION 5.6 Trickle-Out Agreement............................................9

ARTICLE VI CLOSING............................................................10

  SECTION 6.1 Actions Prior to Closing........................................10

  SECTION 6.2 Actions to be Taken at Closing..................................10

  SECTION 6.3 Actions to be Taken After Closing...............................10

ARTICLE VII GENERAL PROVISIONS................................................11

  SECTION 7.1 Survival of Representations, Warranties and Agreements..........11

  SECTION 7.2 Notices.........................................................11

  SECTION 7.3 Interpretation..................................................12

  SECTION 7.4 Counterparts....................................................12

  SECTION 7.5 Entire Agreement; No Third-Party Beneficiaries..................12

  SECTION 7.6 Severability....................................................12

  SECTION 7.7 Remedies........................................................12

  SECTION 7.8 Attorneys' Fees.................................................13

  SECTION 7.9 Governing Law...................................................13

  SECTION 7.10 Rules of Construction..........................................13

  SECTION 7.11 Assignment.....................................................13

  SECTION 7.12 Captions and Headings..........................................13

  SECTION 7.13 No Oral Change.................................................13

  SECTION 7.14 Non-Waiver.....................................................13

  SECTION 7.15 Time of Essence................................................13

  SECTION 7.16 Binding Effect.................................................13

  SECTION 7.17 Exhibits.......................................................13

  SECTION 7.18 Facsimile Signatures...........................................13

                                     * * *

                                    EXHIBITS

EXHIBIT A      NEW AHUJA NOTE
EXHIBIT B      NEW TRANSTAR NOTE
EXHIBIT C      SECURITY AGREEMENT
EXHIBIT D      IRREVOCABLE PROXY
EXHIBIT E      OPINION OF GOLF ACQUISITION GROUP, LLC'S COUNSEL
EXHIBIT F      OPINION OF CRRA'S COUNSEL

                                   SCHEDULES

SCHEDULE A     CRRA DISCLOSURE SCHEDULE

                                   AGREEMENT

     AGREEMENT, dated as of February 11, 1999 (this "Agreement"), among Golf Acquisition Group, LLC, a Colorado limited liability company ("GAG"), Monte Ahuja, an individual ("M Ahuja"), Grafix Corporation, a Delaware corporation doing business as Carrera Golf ("CRRA") and Transtar Industries, Inc., an Ohio corporation ("Transtar"). GAG, M Ahuja, CRRA and Transtar are hereinafter collectively referred to as the "Parties."

                                   WITNESSETH:

     WHEREAS, M Ahuja is the principal stockholder of CRRA and currently owns 4,000,000 of 6,825,113 shares of common stock currently outstanding of CRRA (the "CRRA Common Shares"); and

     WHEREAS, CRRA has aggregate outstanding debt payable to M Ahuja and Transtar of approximately $1,298,310, consisting of an aggregate principal amount of $1,125,000 and accrued interest at February 11, 1999 of approximately $173,310, pursuant to the following promissory notes: (1) a promissory note dated January 10, 1997 in the principal amount of $500,000 payable to M Ahuja (the "Ahuja Notes"); (2) a promissory note dated August 31, 1998 in the principal amount of $375,000 payable to M Ahuja, of which $200,000 plus interest is still owing; (3) a promissory note dated August 5, 1997 in the principal amount of $225,000 payable to Transtar; (4) a promissory note dated November 21, 1997 in the principal amount of $100,000 payable to Transtar; and
(5) a promissory note dated December 2, 1997 in the principal amount of $100,000 payable to Transtar (notes 3, 4 and 5 are collectively referred to herein as the "Transtar Notes" and, collectively with the Ahuja Notes, the "CRRA Notes"); and

     WHEREAS, CRRA also has outstanding debt which, prior to February 10, 1999, was payable to Huntington Bank, Cleveland, Ohio ("Huntington") in the principal amount of $1,400,000 pursuant to a promissory note dated May 31, 1998 (the "Huntington Note") (together with all accrued interest thereon through the date of payment, the "Huntington Debt"); and

     WHEREAS, on February 10, 1999, M Ahuja purchased the Huntington Note from Huntington; and

     WHEREAS, the Parties have proposed that at the Closing (as defined herein) the following will occur: (1) M Ahuja shall exchange $86,000 of the principal amount of the Ahuja Notes for 10,000,000 newly-issued CRRA Common Shares (the "New CRRA Shares"); (2) M Ahuja shall exchange $8,600 of the principal amount of the Ahuja Notes for 1,000,000 newly issued CRRA Common Shares (the "Additional CRRA Shares"); (3) M Ahuja and Transtar shall exchange the Huntington Note, the Transtar Notes, and the remainder of the Ahuja Notes for two new promissory notes to be executed by CRRA, one in favor of M Ahuja, in the principal amount of $545,000 and in the form of Exhibit A attached hereto (the "New Ahuja Note") and one in favor of Transtar in the principal amount of $105,000 and in the form of Exhibit B attached hereto (the "New Transtar Note" and collectively with the New Ahuja Note, the "New CRRA Notes") such New CRRA Notes to be secured by the inventory and accounts receivable of CRRA and 1,000,000 CRRA Common Shares to be issued by CRRA; and (4) M Ahuja shall sell GAG 11,500,000 shares of CRRA Common Stock owned by M Ahuja for $100,000 (all actions pursuant to this Agreement and the exhibits hereto are collectively referred to herein as the "Transaction"); and

     WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Transaction and also to prescribe various conditions to consummation of the Transaction.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I
                                THE TRANSACTION


     SECTION 1.1 Transaction. At the Closing, (i) M Ahuja shall deliver evidence of purchase of the Huntington Note to CRRA and (ii) M Ahuja and Transtar shall cancel the Huntington Note, Transtar Notes, and the Ahuja Notes by marking each such note "cancelled" and delivering them to CRRA. In consideration for the cancellation and the delivery of the Huntington Note, the Ahuja Notes, and the Transtar Note by M Ahuja and Transtar, at the Closing CRRA shall (i) execute and deliver to M Ahuja the New Ahuja Note in the principal amount of $545,000, in exchange for the Huntington Note and all but $94,600 of the principal amount of the Ahuja Notes, (ii) execute and deliver to Transtar the New Transtar Note in the principal amount of $105,000 in exchange for the Transtar Notes, (iii) issue to M Ahuja the 10,000,000 New CRRA Shares in exchange for $86,000 of the principal amount of the Ahuja Notes, and (iv) issue to M Ahuja, for himself and on behalf of Transtar, the 1,000,000 Additional CRRA Shares subject to Section 1.2 below in exchange for $8,600 of the principal amount of the Ahuja Notes. Upon receipt by M Ahuja of the New CRRA Shares, M Ahuja shall immediately transfer 11,500,000 CRRA Common Shares (including the 10,000,000 New CRRA Shares) (together with related stock power) to GAG. In consideration for the transfer of the New CRRA Shares to GAG, GAG shall pay to M Ahuja $100,000 in cash, by certified or bank cashier's check payable to the order of, or by wire transfer of same-day funds pursuant to instructions of, M Ahuja.

     SECTION 1.2 Option; Proxy. M Ahuja and Transtar agree that if the principal and any accrued interest payable on the New CRRA Notes is paid when due, the 1,000,000 Additional CRRA Shares shall be returned to CRRA provided that upon the occurrence of an Event of Default under either of the New CRRA Notes, M Ahuja shall not be obligated to return the Additional CRRA Shares under any circumstances. From the Closing Date until February 11, 2001, CRRA shall have the right to vote the Additional CRRA Shares pursuant to the Irrevocable Proxy attached hereto as Exhibit D, provided, however, in the event of an Event of Default has occurred under either of the New CRRA Notes, such Proxy will immediately terminate.

     SECTION 1.3 New CRRA Notes. The New CRRA Notes shall accrue interest at the rate of 10% per annum and the principal amount and accrued interest under the New CRRA Notes shall be due and payable on February 11, 2001. The New CRRA Notes shall be secured by the inventory and accounts receivable of CRRA, as set forth in the security agreement attached hereto as Exhibit C.

     SECTION 1.4 Closing. The following shall take place simultaneously with the execution of this Agreement (the "Closing") at the offices of Baker & Hostetler LLP, counsel for M Ahuja, at 10:00 a.m., local time, on February 11, 1999 or at such other time and place as the Parties hereto shall agree (the "Closing Date"):

     (1) Delivery of evidence of purchase of the Huntington Note by M Ahuja to CRRA;

     (2) Cancellation and delivery of the Huntington Note, the Transtar Notes, and the Ahuja Notes to CRRA;

     (3) Exchange of $86,000 of the Ahuja Notes for the issuance of the New CRRA Shares to M Ahuja;

     (4)  Delivery of the New Ahuja Note by CRRA to M Ahuja;

     (5)  Delivery of the New Transtar Note by CRRA to Transtar;

     (6) Payment of $100,000 to M Ahuja by GAG for 11,500,000 CRRA Common Shares owned by M Ahuja;

     (7) Issuance of the Collateral Shares to M Ahuja to be held as collateral security pursuant to the Pledge Agreement; and

         (8) Execution of the Security Agreement and the Pledge Agreement by the parties thereto.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF M AHUJA

          M Ahuja represents and warrants to GAG as follows:

          SECTION 2.1 Ownership of CRRA Notes. M Ahuja (or in the case of the Transtar Notes, Transtar) beneficially holds the Huntington Note and the CRRA Notes free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended (the "Securities Act") and state securities laws), taxes, Liens (as defined in this Section), options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Neither M Ahuja nor Transtar is a party to (i) any option, warrant, purchase right, or other contract or commitment that could require him or it to sell, transfer, or otherwise dispose of the Huntington Note or any CRRA Notes (other than pursuant to this Agreement) or (ii) any voting trust, proxy, or other agreement or understanding with respect to the Huntington Note or the CRRA Notes. For purposes of this Agreement, "Liens" means liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind.

          SECTION 2.2 Authority of M Ahuja; Non-Contravention. M Ahuja has all requisite power and authority to enter into this Agreement and the Security Agreement (the "Transaction Documents") and to consummate the Transaction. The Transaction Documents have been duly executed and delivered by M Ahuja and (assuming the valid authorization, execution and delivery of the Transaction Documents by CRRA) constitute valid and binding obligations of M Ahuja enforceable against him in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority of tribunal (a "Governmental Entity") is required by or with respect to M Ahuja in connection with the execution and delivery of the Transaction Documents by M Ahuja or is necessary for the consummation by M Ahuja of the Transaction or any other transaction contemplated by this Agreement.

          SECTION 2.3 Authority of Transtar; Non-Contravention. Transtar has all requisite power and authority to enter into the Transaction Documents and to consummate the Transaction. The Transaction Documents have been duly executed and delivered by Transtar and (assuming the valid authorization, execution and delivery of this Agreement by GAG and CRRA) constitute valid and binding obligations of Transtar enforceable against it in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Transtar in connection with the execution and delivery of the Transaction Documents by Transtar or is necessary for the consummation by Transtar of the Transaction or any other transaction contemplated by this Agreement.

          SECTION 2.4 Organization, Standing and Power. Transtar is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Transtar is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Transtar. "Material Adverse Change" or "Material Adverse Effect" means, with respect to an entity, any change or effect that is or, so far as can reasonably be determined, is likely to be materially adverse to the assets, properties, condition (financial or otherwise), business or results of operations of that entity.

          SECTION 2.5 Investment Representations and Warranties.

          (a) Investment Intent. M Ahuja will acquire the New CRRA Shares, the New Ahuja Note and the Additional CRRA Shares and Transtar will acquire the New Transtar Note (collectively the "New Securities") solely for his or its own account, as the case may be, for investment and not with a view to or for sale or distribution of the New Securities (except for the transfer of the New CRRA Shares to GAG pursuant to the terms of this Agreement) and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the New Securities or any portion thereof in any transaction (except for the transfer of the New CRRA Shares to GAG pursuant to the terms of this Agreement) other than a transaction registered under the Securities Act and any applicable state securities laws or a transaction exempt from such registration.

          (b) Transfer Restrictions. The sale or transfer of the New Securities to M Ahuja and Transtar, as the case may be, has not been registered under the Securities Act or any state securities laws, and, therefore, the New Securities must be held indefinitely by M Ahuja or Transtar, as the case may be, unless subsequently registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available. The share certificate(s) and the promissory notes representing the New Securities will be stamped with the following legend (or substantially equivalent language) restricting transfer:

          The securities represented by this certificate have not been registered under the Securities Act of 1933 or the laws of any state and may not be offered, sold, transferred, pledged or hypothecated in the absence of such registration, or the availability of an exemption from such registration.

          (c) Other Actions. Neither M Ahuja nor Transtar has engaged or will engage, directly or indirectly, in any general solicitation of purchasers or offerees of the New Securities in connection with the transactions contemplated by this Agreement. Neither M Ahuja nor Transtar has taken or permitted to be taken on his or its behalf any action that would render the transactions contemplated by this Agreement ineligible for exemption from registration under the Securities Act.

          (d)  Access to Information and Advisors; Accreditation Status.

          (1) M Ahuja, individually and on behalf of Transtar, has been advised by counsel of the legal implications and effect of the acquisition of the New Securities under the Securities Act and of the circumstances under which he or Transtar may dispose of the New Securities under the Securities Act.

          (2) M Ahuja has a net worth in excess of $1,000,000 or annual individual income for each of the two most recent years preceding the Closing Date and anticipated income for the current year in excess of $200,000 or joint income with his spouse in excess of $300,000 for the same periods.

          (3) Transtar is a corporation with total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the New Transtar Note.

          (4) Prior to signing this Agreement, M Ahuja, individually and on behalf of Transtar, was given the opportunity to ask detailed questions and receive satisfactory answers concerning (i) the terms and conditions of this Agreement, and (ii) CRRA, its business and the risks associated with CRRA and an investment in New Securities. All such questions have been answered to M Ahuja's satisfaction, and M Ahuja has been supplied with all additional information and documents requested and deemed necessary by him to make an investment decision with respect to the New Securities being acquired pursuant to this Agreement.

          (5) Prior to signing this Agreement, M Ahuja, individually and on behalf of Transtar, had the opportunity to consult with his legal counsel, investment advisor and other advisors to the extent desired by him as to his investment and Transtar's investment. M Ahuja, individually and on behalf of Transtar, represents that he, alone or with his purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in the New Securities.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF GAG

          GAG represents and warrants to M Ahuja, Transtar and CRRA as follows:

          SECTION 3.1 Organization, Standing and Power. GAG is a LLC duly organized, validly existing and in good standing under the laws of jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. GAG is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on GAG.

          SECTION 3.2 Authority; Non-Contravention. GAG has all requisite power and authority to enter into this Agreement and to consummate the Transaction. This Agreement has been duly executed and delivered by GAG and (assuming the valid authorization, execution and delivery of this Agreement by M Ahuja, CRRA and Transtar) constitutes a valid and binding obligations of GAG enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws or general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity regardless of whether enforceability is considered in a proceeding in equity or law. The execution and delivery of this Agreement by GAG does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of GAG under, any provision of (i) GAG's charter documents or other documents that govern the operation of GAG, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to GAG (except for this Agreement) or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to GAG or any of its respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liens, losses, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on GAG, materially impair the ability of GAG to perform its obligations hereunder or prevent the consummation of the Transaction or any of the transactions contemplated by this Agreement. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to GAG in connection with the execution and delivery of this Agreement by GAG or is necessary for the consummation by GAG of the Transaction and the other transactions contemplated by this Agreement.

          SECTION 3.3 Investment Representations and Warranties.

          (a) Investment Intent. GAG will acquire the 11,500,000 CRRA Common Shares (the "GAG CRRA Shares") solely for its own account for investment and not with a view to or for sale or distribution of the GAG CRRA Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the GAG CRRA Shares or any portion thereof in any transaction, other than a transaction registered under the Securities Act and any applicable state securities laws or a transaction exempt from such registration requirements.

          (b)  Transfer Restrictions.

          (1) The sale of the GAG CRRA Shares has not been registered under the Securities Act or any state securities laws, and, therefore, the GAG CRRA Shares must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available.

          (2) The share certificate representing the GAG CRRA Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer:

     The securities represented by this certificate have not been registered under the Securities Act of 1933 or the laws of any state and may not be offered, sold, transferred, pledged or hypothecated in the absence of such registration, or the availability of an exemption from such registration.

     (c) Other Actions. GAG has not engaged and will not engage, directly or indirectly, in any general solicitation of purchasers or offerees of the GAG CRRA Shares in connection with the transactions contemplated by this Agreement. GAG has not taken or permitted to be taken on its behalf any action that would render the transactions contemplated by this Agreement ineligible for exemption from registration under the Securities Act.

     (d)  Access to Information and Advisors; Accreditation Status.

     (1) The Manager of GAG has been advised by counsel of the legal implications and effect of the acquisition of the GAG CRRA Shares under the Securities Act and of the circumstances under which GAG may dispose of the GAG CRRA Shares under the Securities Act.

     (2) GAG is a limited liability company which was not formed for the specific purpose of acquiring the GAG CRRA Shares. GAG has only one member, who is the Manager of GAG. The member of GAG has contributed all of the funds to GAG which are being used for the purchase of the GAG CRRA Shares.

     (3) The Manager of GAG has had full opportunity to review documents filed by CRRA (the "CRRA SEC Documents") with the Securities and Exchange Commission (the "SEC").

     (3) In making the decision to invest in the GAG CRRA Shares, the Manager of GAG has relied and will rely solely on the information in the CRRA SEC Documents, and their own independent investigation.

     (4) Prior to signing this Agreement, the Manager of GAG was given the opportunity to ask detailed questions and receive satisfactory answers concerning (i) the terms and conditions of this Agreement, and (ii) CRRA, its business and the risks associated with CRRA and an investment in the GAG CRRA Shares. All such questions have been answered to his satisfaction, and they have been supplied with all additional information and documents requested and deemed necessary by him to make an investment decision with respect to the GAG CRRA Shares being acquired pursuant to this Agreement.

     (5) Prior to signing this Agreement, the Manager of GAG had the opportunity to consult with GAG's legal counsel, investment advisor and other advisors to the extent desired as to GAG's investment in the GAG CRRA Shares. The Manager of GAG represents that he, alone or with his purchase representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment in the GAG CRRA Shares.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF CRRA

     CRRA represents and warrants to GAG, M Ahuja and Transtar as follows:

     SECTION 4.1 Organization, Standing and Power. CRRA is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. CRRA is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on CRRA.

     SECTION 4.2 Capital Structure. As of the date hereof, the authorized capital stock of CRRA consists of 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of February 11, 1999, 6,825,113 shares of such common stock and no shares of such preferred stock were issued and outstanding. All issued and outstanding shares of common stock of CRRA are validly issued, fully paid and non-assessable and not subject to preemptive rights. All of the 10,000,000 New CRRA Shares issuable pursuant to the Transaction in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

     SECTION 4.3 Notes. The CRRA Notes have been duly and validly authorized and executed by CRRA and constitute the valid and binding obligations of CRRA. The New CRRA Notes issuable pursuant to the Transaction in accordance with this Agreement will be, when so issued, duly and validly authorized and executed by CRRA and will constitute the valid and binding obligations of CRRA.

     SECTION 4.4 Authority; Non-Contravention. CRRA has all requisite corporate power and authority to enter into the Transaction Documents and to consummate the Transaction. The Transaction Documents have been duly executed and delivered by CRRA and (assuming the valid authorization, execution and delivery of this Agreement by GAG, M Ahuja, Transtar and the Security Agreement by M Ahuja and Transtar and the Pledge Agreement by M Ahuja and Transtar) constitute valid and binding obligations of CRRA enforceable against it in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law. The execution and delivery of the Transaction Documents by CRRA does not, and the consummation of the Transaction contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of CRRA under, any provision of (i) the Articles of Incorporation, as amended, or Bylaws of CRRA, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to CRRA (except for the Transaction Documents and the New CRRA Notes) or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CRRA or any of its respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liens, losses, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on CRRA, materially impair the ability of CRRA to perform its obligations hereunder or prevent the consummation of the Transaction. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to CRRA in connection with the execution and delivery of the Transaction Documents by CRRA or is necessary for the consummation by CRRA of the Transaction and the other transactions contemplated by this Agreement.

     SECTION 4.5 SEC Documents. CRRA has filed all required documents with the SEC since January 1, 1997 (the "Recent CRRA SEC Documents"). CRRA has not filed its Annual Report on Form 10-KSB for the fiscal year ended September 30, 1998 and has filed a Form 15 with the SEC under the Exchange Act to suspend its duty to file reports under Section 15(d) of the Exchange Act. As of their respective dates, the Recent CRRA SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Recent CRRA SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of CRRA included in the Recent CRRA SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of CRRA and its consolidated subsidiaries, if any, as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of CRRA or any subsidiary of which CRRA has knowledge and which is required by generally accepted accounting principles to be reflected or reserved against or otherwise disclosed in the most recent financial statements of CRRA included in the Recent CRRA SEC Documents which is not so reflected or reserved against that individually or in the aggregate would have a Material Adverse Effect on CRRA. For purposes of this Agreement, "CRRA Balance Sheet" means the consolidated balance sheet as of June 30, 1998, set forth in the Quarterly Report on Form 10-QSB of CRRA for the fiscal quarter ended June 30, 1998, and "CRRA Balance Sheet Date" means June 30, 1998.

     SECTION 4.6 No Shares Registered Under Exchange Act. None of the classes or series of capital stock of CRRA is currently registered under
Section 12 of the Exchange Act.

     SECTION 4.7 Ordinary Course of Business. CRRA has conducted its business in the ordinary course since its inception and through the date of this Agreement. GAG has reviewed the Recent CRRA SEC Documents and subsequent financial reports for the periods through October 31, 1998, and, as a result of that review, is aware of all changes in CRRA's business results since October 31, 1998. CRRA has informed GAG of any material changes in CRRA's business that have occurred since October 31, 1998.

     SECTION 4.8 No Undisclosed Material Liabilities. Except for (i) interest accrued on the CRRA Notes and the Huntington Note and (ii) the incurrence of additional debt from M Ahuja in the remaining principal amount of $200,000 pursuant to a promissory note dated July 15, 1998, and accrued interest thereon, there have been no liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever incurred by CRRA or any subsidiary of CRRA since the CRRA Balance Sheet Date, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

     (a) liabilities or obligations (i) disclosed or provided for in the CRRA Balance Sheet or in the notes thereto, or (ii) disclosed in the Recent CRRA SEC Documents filed prior to the date hereof;

     (b) liabilities or obligations which, individually and in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on CRRA;

     (c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby; or

     (d) liabilities incurred by CRRA in the normal course of business and disclosed in CRRA's Quarterly Report on Form 10-QSB and unaudited financial statements delivered to GAG through the date of this Agreement.

     SECTION 4.9 Litigation. Except as disclosed in Schedule A -- CRRA Disclosure Schedule attached hereto, there is no suit, action, investigation or proceeding pending or, to the knowledge of CRRA, threatened against CRRA at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which CRRA is subject.

     SECTION 4.10 Governmental Licenses and Permits; Compliance with Law. CRRA has not received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval, the revocation or modification of which would have a Material Adverse Effect on CRRA. To the knowledge of CRRA, the conduct of the business of CRRA complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures to comply, if any, that, individually or in the aggregate, would not have a Material Adverse Effect on CRRA.

     SECTION 4.11 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CRRA.

     SECTION 4.12 Disclosure. No representation or warranty by CRRA contained in this Agreement, and no statement contained in any document, certificate or other instrument delivered to or to be delivered by or on behalf of CRRA pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     SECTION 5.1 Expenses. Whether or not the Transaction is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, provided that GAG agrees that the fees and expenses of counsel for M Ahuja incurred in connection with the Transaction shall be paid by GAG in an amount not to exceed $2,000.

     SECTION 5.2 Reasonable Commercial Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties hereto agrees to use all reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and the other transactions contemplated by this Agreement and the prompt satisfaction of the conditions hereto, including (a) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (b) the obtaining of all necessary consents, approvals or waivers from third parties, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

     SECTION 5.3 Public Announcements. Before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, the Parties will consult with each other, and will undertake reasonable efforts to agree upon the terms of such press release, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with a securities trading market.

     SECTION 5.4 Current Public Information. GAG agrees that it will use its best efforts to cause CRRA to (i) become and continue to be subject to the reporting requirements of Section 13 of the Exchange Act either by way of
Section 12 or Section 15(d) thereof, and (ii) to file all periodic and other reports required to be filed by CRRA pursuant to the Exchange Act for a period of at least three years following termination of the Pledge Period in order for M Ahuja to be able to sell any of the New Securities in accordance with the requirements of the Securities Act, including Rule 144.

     SECTION 5.5 M Ahuja's Limited Representations and Warranties. The Parties to this Agreement acknowledge and agree that M Ahuja shall have no personal liability for any representation, warranty, covenant or agreement contained in this Agreement and made by any Party, other than the representations and warranties of M Ahuja contained in Article II of this Agreement.

     SECTION 5.6 Trickle-Out Agreement. For the period beginning on the Closing Date and ending on the second anniversary of the Closing Date (the "Trickle-Out Period"), M Ahuja agrees that sales in the market by him of the 2,500,000 CRRA Common Shares (the "Remaining CRRA Shares") he will own immediately after consummation of the Transaction shall be limited as follows:
(i) during each calendar month M Ahuja may not sell more than 250,000 of the Remaining CRRA Shares (assuming that such sales are otherwise permitted under the Securities Act, including Rule 144, and any applicable state securities laws). After the second anniversary of the Closing Date, M Ahuja may freely sell any of the Remaining Shares he still owns at such time, provided such sales are in accordance with the requirements of the Securities Act, including Rule 144, and any applicable state securities laws. M Ahuja acknowledges that for the period of time he is considered an "affiliate" of CRRA (as defined under the Securities Act), whether during the Trickle-Out Period or after, any sale of his CRRA Common Shares will be subject to Rule 144 promulgated under the Securities Act, including certain volume limitations on sales by affiliates.

                                   ARTICLE VI
                                    CLOSING

     SECTION 6.1 Actions Prior to Closing. Not later than one (1) business day in advance of the Closing Date, counsel for the Parties shall review the conditions to consummation of the transactions contemplated hereby and the manner in which it is proposed that each such condition shall be filled (including the form and substance of all opinions, certificates and other instruments to be received by the parties, respectively). If it is determined that all conditions have been satisfied, the Parties shall execute this Agreement.

     SECTION 6.2 Actions to Be Taken at Closing.

     (a) M Ahuja shall deliver evidence of purchase of the Huntington Note to CRRA;

     (b) M Ahuja and Transtar shall mark the Huntington Note, Transtar Notes, and Ahuja Notes "cancelled";

     (c) M Ahuja and Transtar shall deliver the cancelled Huntington Note, Transtar Notes, and Ahuja Notes to CRRA;

     (d)  CRRA shall deliver the New Ahuja Note to M Ahuja;

     (e)  CRRA shall deliver the New Transtar Note to Transtar;

     (f)  GAG shall pay $100,000 to M Ahuja;

     (g) M Ahuja shall deliver to CRRA a letter of resignation as the Chairman of the Board of and as a member of the Board of Directors of CRRA;

     (h) Vir K. Sondhi shall deliver to CRRA a letter of resignation as a Director of the Board of CRRA;

     (i) GAG shall deliver to M Ahuja an opinion of the Manager of and counsel to Golf Acquisition Group, LLC addressed to M Ahuja, with the opinions listed in Exhibit E attached hereto;

     (j) CRRA shall deliver to M Ahuja and GAG the opinion of Krausman LLC, its counsel, with the opinions listed in Exhibit F attached hereto;

     (k) GAG shall deliver to M Ahuja a Certificate of Good Standing (or its equivalent) from the appropriate governmental authority in Colorado;

     (l) CRRA shall deliver to M Ahuja and GAG a Certificate of Good Standing (or its equivalent) from the appropriate governmental authority in Colorado; and

     (m) The Security Agreement substantially in the form attached hereto as Exhibit C shall be executed by and delivered to the parties thereto.

     SECTION 6.3 Actions to be Taken After Closing.

     (a) Within five (5) days of the Closing Date, CRRA shall issue to M Ahuja a stock certificate or certificates evidencing the 10,000,000 New CRRA Shares;

          (b) Within five (5) days of the Closing Date, M Ahuja shall deliver to GAG a stock certificate or certificates, duly endorsed (or with a stock power) evidencing 11,500,000 CRRA Common Shares;

          (c) Within five (5) days of the Closing Date, CRRA shall issue to M Ahuja a stock certificate or certificates evidencing 1,000,000 CRRA Common Shares to be held by M Ahuja for himself and Transtar as collateral security pursuant to the Pledge Agreement; and

          (d) Within five (5) days of the Closing Date, M Ahuja shall deliver an irrevocable proxy in the form attached hereto as Exhibit D


                                  ARTICLE VII
                               GENERAL PROVISIONS

          SECTION 7.1 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date.

          SECTION 7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a)  If to GAG to:

               Cliff Cozier, Manager
               Golf Acquisition Group, LLC
               7430 E. Caley Ave., Suite 100
               Englewood, CO 80111

               Telecopy No.: (303) 773-8821
               with a copy to:

          (b)  If to CRRA, to:

               Grafix Corporation d/b/a Carrera Golf
               2331 West Hampden Avenue, #145
               Englewood, Colorado 80110
               Attention:    Kent Krausman
               Telecopy No.: (303) 738-3245

          (c)  If to M Ahuja, to:

               Monte Ahuja
               c/o Transtar Industries, Inc.
               7350 Young Drive
               Walton Hills, OH 44164
               Telecopy No.: 440-232-2327
               with a copy to:

               Baker & Hostetler LLP
               303 East 17th Avenue, Suite 1100
               Denver, Colorado 80203
               Attention:  Thomas H. Maxfield
               Telecopy No.: (303) 861-2307

          (d)  If to Transtar, to:

               Transtar Industries, Inc.
               7350 Young Drive
               Walton Hills, OH 44164
               Attention: Monte Ahuja
               Telecopy No.: 440-232-2327

               with a copy to:

               Baker & Hostetler LLP
               303 East 17th Avenue, Suite 1100
               Denver, Colorado 80203
               Attention:  Thomas H. Maxfield
               Telecopy No.: (303) 861-2307

          SECTION 7.3 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. All representations and warranties contained herein which are made to the "knowledge" of GAG or CRRA shall mean to the actual knowledge of GAG's or CRRA's executive officers, respectively.

          SECTION 7.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          SECTION 7.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the exhibits and schedules hereto (a) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other person any rights or remedies hereunder.

          SECTION 7.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic business and other purposes of such void or unenforceable provision.

          SECTION 7.7 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     SECTION 7.8 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party or parties in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     SECTION 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of Ohio, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Ohio for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     SECTION 7.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other documents will be construed against the party drafting such agreement or document.

     SECTION 7.11 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Parties.

     SECTION 7.12 Captions and Headings. The Article and paragraph headings through this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

     SECTION 7.13 No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but it can be changed by any agreement in writing signed by the Party against whom enforcement of any waiver, change, modification or discharge is sought.

     SECTION 7.14 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition or provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the Party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions; (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provisions hereof shall not be deemed a waiver of such breach or failure; and (iii) no waiver by any Party of one breach by another Party be construed as waiver with respect to any other or subsequent breach.

     SECTION 7.15 Time of Essence. Time is of the essence in this Agreement and of each and every provision hereof.

     SECTION 7.16 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successor and assigns of each Party to this Agreement.

     SECTION 7.17 Exhibits. As of the execution hereof, the Parties hereto have provided each other with the exhibits and schedules provided for hereinabove, including any items referenced thereon or required to be attached thereto. Any material changes to the exhibits and schedules shall be immediately disclosed to the other Parties. All such exhibits or schedules are incorporated herein and made a part of this Agreement.

     SECTION 7.18 Facsimile Signatures. Facsimile signatures of the Agreement and all documents relating to this Agreement shall constitute approval and acceptance of said documents as if such documents bore original signatures.

     IN WITNESS WHEREOF, GAG, CRRA, M Ahuja and Transtar have executed this Agreement to be as of the date first written above.

                                             GOLF ACQUISITION GROUP, LLC


                                             By: /s/ Cliff Cozier
                                                 ------------------------
                                                 Name:  Cliff Cozier
                                                 Title: Manager

                                             GRAFIX CORPORATION


                                             By: /s/ Kent Krausman
                                                 --------------------------
                                                 Name:  Kent Krausman
                                                 Title: President

                                             M AHUJA


                                             ------------------------------
                                             Monte Ahuja


                                             TRANSTAR INDUSTRIES, INC.


                                             By:
                                                 --------------------------
                                                 Name:  Monte Ahuja

                                                 Title:
                                                        -------------------

     IN WITNESS WHEREOF, GAG, CRRA, M Ahuja and Transtar have executed this Agreement to be as of the date first written above.

                                        GOLF ACQUISITION GROUP, LLC


                                        By:_________________________
                                           Name: Cliff Cozier
                                           Title: Manager

                                        GRAFIX CORPORATION


                                        By:_________________________
                                           Name: Kent Krausman
                                           Title: President

                                        M AHUJA

                                        /s/ Monte Ahuja
                                        ____________________________
                                        Monte Ahuja

                                        TRANSTAR INDUSTRIES, INC.

                                        By:  /s/ Monte Ahuja
                                        ____________________________
                                        Name: Monte Ahuja
                                        Title:______________________

THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND MAY NOTE BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION.

                                PROMISSORY NOTE

$545,000                                                       FEBRUARY 11, 1999

     FOR VALUE RECEIVED the undersigned, Grafix Corporation, a Delaware corporation ("Maker"), hereby promises to pay to the order of Monte Ahuja ("Payee"), at the address set forth below for notices to Payee, or such other place as Payee may from time to time designate, the principal sum of Five Hundred Forty-Five Thousand Dollars ($545,000.00) together with interest on the outstanding unpaid balance of such principal sum at the rate of 10% per annum (the "Interest Rate").

     The principal amount of and accrued interest on this Note shall be due and payable on February 11, 2001 (the "Payment Date"). Maker may prepay this Note at any time or from time to time prior to such maturity schedule, either in whole or in part, without premium or penalty of any kind and any such prepayment shall not delay or postpone any subsequent payment.

     Maker waives all exemption rights under any applicable law and also waives presentment for payment, demand, notice of nonpayment, valuation, appraisement, protest, dishonor, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and without further notice, hereby consents to renewals, extensions or partial payments either before or after maturity.

     Maker further agrees to pay all reasonable costs of collection, including court costs, expenses and reasonable attorney's fees regardless of whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings, in case the principal of this Note or any interest or Default Interest (as defined herein) thereon is not paid when due, whether suit be brought or not.

     No delay or omission on the part of Payee hereof in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note, nor shall any waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion. No waiver shall be effective unless in writing and signed by Payee.

     It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest that Payee may charge Maker under applicable usury and other laws, but if, notwithstanding, interest in excess of such rate shall be paid hereunder, the excess shall be retained by Payee as cash collateral for the payment of this Note, unless such retention is not permitted by law, in which case the Interest Rate on this Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the Interest Rate otherwise provided herein would exceed such rate.

     The entire principal balance of this Note plus accrued interest and all other obligations of Maker to Payee, direct or indirect, shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary not withstanding, if any one of the following Events of Default shall occur and shall not have been remedied: (i) Maker shall fail to pay, within five (5) days after the Payment Date, the principal of this Note and all accrued interest on this Note due on such Payment Date, or to pay when due (whether by acceleration, maturity or otherwise) any other sums payable under this Note; (ii) an Event of Default has occurred under that certain promissory note dated February 11, 1999 with Maker as maker and Transtar Industries, Inc., an Ohio corporation, as payee; (iii) Maker shall commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect)(the "Bankruptcy Code"); or (iv) Maker shall fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code.

     Upon the occurrence of an Event of Default, the principal of this Note shall bear interest at a rate equal to the lesser of (i) two points higher than Interest Rate then in effect on the unpaid principal balance of this Note or
(ii) the highest amount permitted by law ("Default Interest"). Any accrued Default Interest on the unpaid principal balance of or accrued interest on the Note shall be paid quarterly in arrears, commencing on the last day of the month in which the Event of Default occurs and continuing thereafter quarterly on the last day of each final month of the quarter until this Note is paid in full. Default Interest on this Note shall be computed on the actual number of days elapsed over a 360-day year; i.e., 1/360th of a full year's Default Interest shall accrue for each day any loan evidenced by this Note is outstanding.

     Payment of principal and interest (including Default Interest) is secured by the inventory and accounts receivable and certain securities of Maker, all as more fully described in a Security Agreement dated February 11, 1999 between Maker, Payee and Transtar Industries, Inc., an Ohio corporation ("Transtar"). This Note is also subject to the provisions of that certain Agreement dated February 11, 1999 by and among Maker, Payee, Transtar and Golf Acquisition Group, LLC, a Colorado limited liability company, and Maker and Payee shall have such rights as are set forth in that Agreement.

     All of the stipulations, promises and agreements in this Note contained by or on behalf of Maker and Payee shall bind their successors and assigns, whether so expressed or not, and inure to the benefit of the successors and assigns of the Maker and Payee.

     If any provision of this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

     All notices or demands required or permitted hereunder shall be in writing and shall be deemed given when actually delivered or on the third business day following the day on which the same shall have been mailed by registered or certified mail, postage prepaid, addressed as follows:

     If to Maker:        Grafix Corporation
                         2331 West Hampden Avenue, #145
                         Englewood, Colorado 80110
                         Attention: Kent Krausman
                         Telecopy No.: (303) 738-3245

     If to Payee:        Monte Ahuja
                         c/o Transtar Industries, Inc.
                         7350 Young Drive
                         Walton Hills, OH 44164
                         Telecopy No.: 440-232-2327

     In either case      Thomas H. Maxfield
     with a copy to:     Baker & Hostetler LLP
                         303 East 17th Avenue, Suite 1100
                         Denver, Colorado 80203
                         Telephone: (303) 861-0600
                         Facsimile: (303) 861-2307

     Either the Maker or Payee may change its respective address by giving notice of such change to the other party in the manner provided herein. For this purpose only, unless and until such written notice is actually received, the address specified for each party shall be deemed to continue in effect for all purposes.

     The laws of the State of Colorado shall govern the validity, construction enforcement and interpretation of this Note.

     MAKER HEREBY AND PAYEE BY ITS ACCEPTANCE OF THIS NOTE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE MAKING THE LOAN EVIDENCED BY THIS NOTE.

     Executed this 11 day of February, 1999.


                                                  MAKER:

                                                  GRAFIX CORPORATION


                                                  /s/ Kent D. Krausman
                                                  ----------------------------
                                                  By:    Kent Krausman
                                                  Title: President

THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION.

                                PROMISSORY NOTE

$105,000                                                      FEBRUARY 11, 1999

     FOR VALUE RECEIVED the undersigned, Grafix Corporation, a Delaware corporation ("Maker"), hereby promises to pay to the order of Transtar Industries, Inc., an Ohio corporation ("Payee"), at the address set forth below for notices to Payee, or such other place as Payee may from time to time designate, the principal sum of One Hundred Five Thousand Dollars ($105,000.00) together with interest on the outstanding unpaid balance of such principal sum at the rate of 10% per annum (the "Interest Rate").

     The principal amount of and accrued interest on this Note shall be due and payable on February 11, 2001 (the "Payment Date"). Maker may prepay this Note at any time or from time to time prior to such maturity schedule, either in whole or in part, without premium or penalty of any kind and any such prepayment shall not delay or postpone any subsequent payment.

     Maker waives all exemption rights under any applicable law and also waives presentment for payment, demand, notice of nonpayment, valuation, appraisement, protest, dishonor, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and without further notice, hereby consents to renewals, extensions or partial payments either before or after maturity.

     Maker further agrees to pay all reasonable costs of collection, including court costs, expenses and reasonable attorney's fees regardless of whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings, in case the principal of this Note or any interest or Default Interest (as defined herein) thereon is not paid when due, whether suit be brought or not.

     No delay or omission on the part of Payee hereof in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note, nor shall any waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion. No waiver shall be effective unless in writing and signed by Payee.

     It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest that Payee may charge Maker under applicable usury and other laws, but if, notwithstanding, interest in excess of such rate shall be paid hereunder, the excess shall be retained by Payee as cash collateral for the payment of this Note, unless such retention is not permitted by law, in which case the Interest Rate on this Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the Interest Rate otherwise provided herein would exceed such rate.

     The entire principal balance of this Note plus accrued interest and all other obligations of Maker to Payee, direct or indirect, shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary not withstanding, if any one of the following Events of Default shall occur and shall not have been remedied: (i) Maker shall fail to pay, within five (5) days after the Payment Date, the principal of this Note and all accrued interest on this Note due on such Payment Date, or to pay when due (whether by acceleration, maturity or otherwise) any other sums payable under this Note; (ii) an Event of Default has occurred under that certain promissory note dated February 11, 1999 with Maker as maker and Monte Ahuja as payee; (iii) Maker shall commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) (the "Bankruptcy Code"); or (iv) Maker shall fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code.

     Upon the occurrence of an Event of Default, the principal of this Note shall bear interest at a rate equal to the lesser of (i) two points higher than Interest Rate then in effect on the unpaid principal balance of this Note or
(ii) the highest amount permitted by law ("Default Interest"). Any accrued Default Interest on the unpaid principal balance of or accrued interest on the Note shall be paid quarterly in arrears, commencing on the last day of the month in which the Event of Default occurs and continuing thereafter quarterly on the last day of each final month of the quarter until this Note is paid in full. Default Interest on this Note shall be computed on the actual number of days elapsed over a 360-day year; i.e., 1/360th of a full year's Default Interest shall accrue for each day any loan evidenced by this Note is outstanding.

     Payments of principal and interest (including Default Interest) is secured by the inventory and accounts receivable and certain securities of Maker, all as more fully described in a Security Agreement dated February 11, 1999 between Maker, Payee and Monte Ahuja ("M Ahuja"). This Note is also subject to the provisions of that certain Agreement and dated February 11, 1999 by and among Maker, Payee and M Ahuja and Golf Acquisition Group, LLC, and Maker and Payee shall have such rights as are set forth in that Agreement.

     All of the stipulations, promises and agreements in this Note contained by or on behalf of Maker and Payee shall bind their successors and assigns, whether so expressed or not, and inure to the benefit of the successors and assigns of the Maker and Payee.

     If any provision of this Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

     All notices and demands required or permitted hereunder shall be in writing and shall be deemed given when actually delivered or on the third business day following the day on which the same shall have been mailed by registered or certified mail, postage prepaid, addressed as follows:

          If to Maker:        Grafix Corporation
                              8250 S. Akron Street, Suite 203
                              Englewood, Colorado 80112
                              Attention:    Kent Krausman
                              Telecopy No.: (303) 738-3245

          If to Payee:        Transtar Industries, Inc.
                              7350 Young Drive
                              Walton Hills, OH 44164
                              Attention:    Monte Ahuja
                              Telecopy No.: 440-232-2327

          In either case      Thomas H. Maxfield
          with a copy to:     Baker & Hostetler LLP
                              303 East 17th Avenue, Suite 1100
                              Denver, Colorado 80203
                              Telephone: (303) 861-0600
                              Facsimile: (303) 861-2307

     Either the Maker or Payee may change its respective address by giving notice of such change to the other party in the manner provided herein. For this purpose only, unless and until such written notice is actually received, the address specified for each party shall be deemed to continue in effect for all purposes.

     The laws of the State of Colorado shall govern the validity, construction enforcement and interpretation of this Note.

     MAKER HEREBY AND PAYEE BY ITS ACCEPTANCE OF THIS NOTE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEE MAKING THE LOAN EVIDENCED BY THIS NOTE.

     Executed this 11 day of February, 1999.

                                                       MAKER:

                                                       GRAFIX CORPORATION


                                                       /s/ Kent D. Krausman
                                                       --------------------
                                                       By: Kent Krausman
                                                       Title

                                   EXHIBIT C

                               SECURITY AGREEMENT

     THIS AGREEMENT is made as of the 11th day of February, 1999, by and among Grafix Corporation, a Delaware corporation ("Debtor"), Monte Ahuja ("M Ahuja") and Transtar Industries, Inc., an Ohio corporation ("Transtar" and together with M Ahuja, the "Secured Parties").

                                   RECITALS:

     1. Simultaneously herewith Debtor has issued two promissory notes dated February 11, 1999, one to M Ahuja in the principal amount of $545,000 (the "New Ahuja Note") and one to Transtar in the principal amount of $105,000 (the "New Transtar Note" and together with the New Ahuja Note, the "New Notes");

     2. The New Notes have been issued by Debtor to the Secured Parties as partial consideration for the cancellation and delivery by the Secured Parties of certain outstanding indebtedness of Debtor payable to the Secured Parties; and

     3. Debtor desires to grant the security hereinafter set forth to secure the New Notes.

     NOW, THEREFORE, the parties, intending to be legally bound, in consideration of the premises and other good and valuable consideration, agree as follows:

     1.   Obligations.

          The obligations hereby secured consist of the indebtedness of Debtor to the Secured Parties under the New Notes (the "Obligations").

     2.   Grant of Security.

          In order to secure the due payment and performance of all the Obligations, the Debtor hereby assigns, mortgages, pledges, hypothecates, transfers and sets over to the Secured Parties and grants to the Secured Parties a first lien upon and security interest in all of Debtor's inventory, whether now owned or hereafter acquired, and all accounts receivable, all hereinafter referred to as the "Collateral," including without limitation, all items set forth on Schedule I annexed hereto.

     3.   Debtor's Title; Liens and Encumbrances.

          Debtor represents and warrants that it is, or to the extent that this Agreement states that the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral, having good and marketable title thereto, free from any and all liens, security interests, encumbrances or claims. Debtor will not create or assume or permit to exist any such lien, security interest, encumbrance or claim on or against the Collateral except as created by this Security Agreement, and Debtor will promptly notify the Secured Parties of any such other claim, lien, security interest or other encumbrance made or asserted against the Collateral and will defend the Collateral against any such claim, lien, security interest or other encumbrance.

     4.   Location of Collateral and Records.

          Debtor represents and warrants that it has no place of business, offices where Debtor's books of account and records are kept, or places where the Collateral is used, stored or located, except as set forth on Schedule II annexed hereto, and covenants that Debtor will promptly notify the Secured Parties of any change in the foregoing representation. Debtor shall at all times maintain its records as to the Collateral at its chief place of business at the address referred to on Schedule II and at none other. Debtor further covenants that except for

Collateral delivered to the Secured Parties or an agent for the Secured Parties, Debtor will not store, use or locate any of the Collateral at any place other than as listed on Schedule II hereto.

     5.   Perfection of Security Interest.

          Debtor will join with the Secured Parties in executing one or more financing statements pursuant to the Uniform Commercial Code or other notices appropriate under applicable law in form satisfactory to the Secured Parties and will pay all filing or recording costs with respect thereto, and all costs of filing or recording this Agreement or any other instrument, agreement or document executed and delivered pursuant hereto (including the cost of all federal, state or local mortgage, documentary, stamp or other taxes), in each case, in all public offices where filing or recording is deemed by the Secured Parties to be necessary or desirable. Debtor hereby authorizes the Secured Parties to take all action (including, without limitation, the filing of any Uniform Commercial Code financing statements or amendment thereto without the signature of Debtor) which the Secured Parties may deem necessary or desirable to perfect or otherwise protect the liens and security interests created hereunder and to obtain the benefits of this Agreement. Transtar hereby authorizes M Ahuja to take all such actions referred to in the preceding sentence on its behalf.

     6.   General Covenants.

          Debtor shall:

                    (a)  Pay all taxes and maintain all insurance; and

                    (b) Promptly execute and deliver to the Secured Parties such further assignments, security agreements or other instruments, documents, certificates and assurances and take such further action as the Secured Parties may from time to time by necessary to perfect, protect or enforce their security interest in the Collateral or otherwise to effectuate the intent of this Agreement.

     7.   Insurance.

          Debtor shall deliver to the Secured Parties copies of, or certificates of the issuing companies with respect to, endorsements of any and all policies of insurance owned by Debtor covering or in any manner relating to the Collateral, in form and substance satisfactory to Secured Parties, naming the Debtor as an additional insured party as their interest may appear and indicating that the policy will not be terminated, or reduced in coverage or amount, without at least ten (10) days prior written notice from the insurer to the Secured Parties.

     8.   Fixtures.

          If the Collateral or any part thereof is or is to become attached or affixed to any real estate, it is intended that the Secured Parties have a security interest therein.

     9.   Rights and Remedies on Default.

          In the event of the occurrence and continuance of any Event of Default as hereinafter defined, the Secured Parties shall have any and all rights afforded to secured parties under the Uniform Commercial Code or other applicable law. Transtar authorizes M Ahuja to act on its behalf in exercising any of the rights Transtar has as a secured party under the Uniform Commercial Code or other applicable law. Debtor and the Secured Parties agree that, as to any proceeds received by the Secured Parties from any sale or other disposition of the Collateral, the rights of each of the Secured Parties to such proceeds to satisfy the Obligations shall be determined as follows: (i) M Ahuja shall be entitled to the amount of such proceeds equal to (a) the total amount of such proceeds multiplied by (b) a fraction, the numerator of which is the total principal and accrued interest outstanding under the New Ahuja Note at such time as the proceeds are realized and the denominator of which is the total principal and accrued interest outstanding under the New Notes at such time as the proceeds are realized; and (ii) Transtar shall be entitled to the amount of such proceeds equal to (a) the total amount of such proceeds multiplied by (b) a fraction, the numerator of which is the total principal and accrued interest outstanding under the New Transtar Note at such time as the proceeds are realized and the denominator of which is the total principal and accrued interest outstanding under the New Notes at such time as the proceeds are realized.

     10.  Costs and Expenses.

          Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and legal expenses incurred by the Secured Parties, in connection with enforcing, foreclosing, retaking, holding, storing, processing, selling or otherwise realizing upon the Collateral and the Secured Parties' security interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to the transactions to which this Agreement relates, shall be borne and paid by Debtor on demand by the Secured Parties and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the rate prescribed in the New Notes.

     11. Consent to File Financing Statement. Debtor agrees to give its consent to the Secured Parties to file a financing statement or financing statements in any jurisdictions in which such filing would be necessary to perfect the security interest granted hereby.

     12.  Power of Attorney.

          Debtor authorizes M Ahuja and does hereby make, constitute and appoint M Ahuja, with full power of substitution, as Debtor's true and lawful attorney-in-fact, with power, in its own name, after the occurrence and during the continuance of any Event of Default as specified in the New Notes, to endorse any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Parties; to sign and endorse any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral, and, generally, to do at the Secured Parties' option and at Debtor's expense, at any time, or from time to time, all acts and things which the Secured Parties deem necessary to protect, preserve and realize upon the Collateral and the Secured Parties' security interest therein in order to effect the intent of this Agreement and of the New Notes all as fully and effectively as Debtor might or could do; and Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. Transtar agrees to the appointment of M Ahuja as such attorney-in-fact and authorizes M Ahuja to act on Transtar's behalf with respect to the actions outlined in this Section 12.

     13.  Notices.

          Any notice required hereunder shall be deemed duly given if deposited in the mails, postage prepaid and sent by certified mail, addressed to a party at the address set forth below or at such other address as such party shall have specified by notice given in the same manner.

     14.  Events of Default.

          For purposes of this Agreement, "Event of Default" shall mean an Event of Default as defined in the New Notes.

     15.  Miscellaneous.

               (a) Beyond the safe custody thereof, the Secured Parties shall have no duty as to the collection of any Collateral in their possession or control or in the possession or control of any agent or nominee of the Secured Parties, or any income thereon or as to the preservation of rights against prior parties or any other right pertaining thereto.

          (b) No course of dealing between Debtor and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          (c) All of the Secured Parties' rights and remedies with respect to the Collateral, whether established hereby or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

          (d) The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

          (e) This Agreement is subject to modification only by a writing signed by the parties.

          (f) The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that the rights and obligations of Debtor under this Agreement shall not be assigned or delegated without the prior written consent of the Secured Parties, and any purported assignment or delegation without such consent shall be void.

          (g) This Agreement shall be governed by and construed in accordance with the laws of the state of Colorado.

     16. Term of Agreement.

     The term of this Agreement shall commence on the date hereof and this Agreement shall continue in full force and effect, and be binding upon Debtor, until all of the Obligations have been fully paid and performed and such payment and performance has been acknowledged in writing by the Secured Parties, whereupon this Agreement shall terminate.

     WITNESS the execution hereof under seal as of the day and year first above written.

                                   GRAFIX CORPORATION

                                   By:__________________________
                                      Kent Krausman
                                      President

                                   MONTE AHUJA


                                      ___________________________

                                   TRANSTAR INDUSTRIES, INC.


                                   By:___________________________
                                      Monte Ahuja

                                      ___________________

                                   SCHEDULE I

                               List of Collateral

     All accounts receivable and inventory of Debtor, including, without limitation, all goods, merchandise, and other personal property now owned or hereafter acquired by the Debtor that are held for sale or lease, or are furnished or to be furnished under any contract of service or are raw materials, work in process, supplies or materials used or consumed in the Debtor's business and all accounts, and all products thereof, and substitutions, replacements, additions, accessions thereto or proceeds thereof and proceeds of insurance thereon.

                                  SCHEDULE II

                                       TO

                               SECURITY AGREEMENT


Chief Place of Business of Debtor:









Offices Where Records are Kept:









Other Locations Where Collateral is Stored, Used or Located:

                                   EXHIBIT D

                                PLEDGE AGREEMENT

     THIS AGREEMENT, made as of the 11th day of February, 1999 by and between Golf Acquisition Group, LLC, a Colorado limited liability company ("Pledgor"), Monte Ahuja ("M Ahuja") and Transtar Industries, Inc., an Ohio corporation ("Transtar" and together with M Ahuja, "Pledgees").

                                    RECITALS


     1. Simultaneously herewith Grafix Corporation, a Delaware corporation ("CRRA") has issued two promissory notes dated February 11, 1999, one to M Ahuja in the principal amount of $545,000 (the "New Ahuja Note") and one to Transtar in the principal amount of $105,000 (the "New Transtar Note" and together with the New Ahuja Note, the "New Notes") (the obligations under the New Notes hereinafter referred to as the "Obligations");

     2. The New Notes have been issued by CRRA to Pledgees as partial consideration for the cancellation and delivery by Pledgees of certain outstanding indebtedness of CRRA payable to Pledgees; and

     3. The Pledgor has agreed to secure the performance by CRRA of all Obligations with all of Pledgor's right, title and interest in the Pledged Stock, as hereinafter defined.

     NOW THEREFORE, in consideration of the premises and the mutual promises hereinafter contained and other good and valuable consideration, the parties hereby agree as follows:

     1.   Pledge.

          As collateral security for the due payment and performance of the Obligations, the Pledgor does hereby pledge, assign, hypothecate, deliver and set over to Pledgees and hereby deposits with M Ahuja, to hold for himself and Transtar, a certificate for the securities listed on the attached Exhibit 1 (the "Pledged Stock") and hereby grants to Pledgees a security interest in the Pledged Stock and in the proceeds thereof. The certificate is to be held by M Ahuja in accordance with the terms and provisions of this Agreement. M Ahuja does hereby acknowledge receipt of said certificate for the purpose of securing the Obligations. Transtar agrees to allow M Ahuja to hold such certificate for himself and on behalf of Transtar pursuant to the terms of this Agreement for the purpose of securing the Obligations.

     2.   Absence of Liens.

          The security delivered by the Pledgor under this Agreement is free of any lien, restriction or other encumbrance and is in proper form for transfer and accompanied by stock transfer powers duly executed in blank.

     3.   Right to Vote.

          At all times during the terms of this Agreement, Pledgor shall have the right to vote upon, or to give any consent in respect of, the Pledged Stock for all purposes.

     4.   Right to Receive Dividends.

          At all times during the term of this Agreement, Pledgees shall be entitled to receive and hold all dividends and distributions on the Pledged Stock as collateral security for the due payment and performance of the Obligations. Pledgor hereby authorizes and directs CRRA to pay such dividends and distributions to the Pledgees.

          5.   Remedies in Default.

               Upon the occurrence of an Event of Default, M Ahuja, for himself and on behalf of Transtar, (a) shall give written notice signed by M Ahuja to the Pledgor of the default, and (b) shall have and shall exercise, in respect to the Pledged Stock, all the rights of, and remedies available to, a secured party under Article 9 of the Colorado Uniform Commercial Code (as from time to time amended) and any other applicable laws, including, without limitation, the right to sell, convert into money, and apply as specified in Section 6 hereof, the Pledged Stock. Transtar agrees that M Ahuja shall have the sole right to exercise the rights listed in this Section 5 for himself and on Transtar's behalf and apply any proceeds as specified in Section 6 hereof. At any sale the Pledgees may purchase all or any part of the Pledged Stock.

          6.   Application of Proceeds.

               The proceeds received by the Pledgees from any sale or other disposition of the Pledged Stock pursuant hereto shall be applied as follows:

               (a) First, to the payment of all advances, costs and expenses, incurred in connection with (i) any such sale or disposition, (ii) the enforcement of the provisions hereof, and (iii) the collection of any of the Obligations;

               (b) Second, to the payment of the Obligations. Pledgor and the Pledgees agree that, as to any proceeds received by the Pledgees from any sale or other disposition of the Pledged Stock, the rights of each of the Pledgees to such proceeds to satisfy the Obligations shall be determined as follows:
                    (i) M Ahuja shall be entitled to the amount of such proceeds equal to (a) the total amount of such proceeds multiplied by
                    (b) a fraction, the numerator of which is the total principal and accrued interest outstanding under the New Ahuja Note at such time as the proceeds are realized and the denominator of which is the total principal and accrued interest outstanding under the New Notes at such time as the proceeds are realized; and (ii) Transtar shall be entitled to the amount of such proceeds equal to (a) the total amount of such proceeds multiplied by (b) a fraction, the numerator of which is the total amount of such proceeds multiplied by
                    (b) a fraction, the numerator of which is the total principal and accrued interest outstanding under the New Transtar Note at such time as the proceeds are realized and the denominator of which is the total principal and accrued interest outstanding under the New Notes at such time as the proceeds are realized;

               (c) Third, to the payment of any other amounts required by applicable law, including without limitation, Section 9-504(1)(c) of the Uniform Commercial Code of the State of Colorado; and

               (d) Fourth, to the Pledgor, to the extent of the surplus proceeds, if any.

          7.   Termination of this Agreement.

               Unless otherwise sold or converted pursuant to the terms of Sections 5 and 6 above, when all Obligations have been paid in full, this Agreement shall cease and terminate, and the Pledged Stock shall automatically revert to the Pledgor and the estate, rights, title and interests of Pledgees therein shall cease, determine and become void. Thereupon, on the Pledgor's demand and at his cost and expense, Pledgees shall execute proper instruments, acknowledging satisfaction of an discharging this Agreement, and shall redeliver to the Pledgor the Pledged Stock.

          8.   Amendments.

          Amendments of this Agreement may be made, or compliance with any warranty, covenant, or condition herein set forth may be omitted or waived only by a written instrument duly executed by the Pledgor and Pledgees.

     9.   Pledgor Representations and Warranties.

          The Pledgor represents and warrants:

          (a) That it has the power to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance hereof;

          (b) That no consent or approval of any person and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery, performance, validity or enforcement of this Agreement; and

          (c) That the execution and delivery of this Agreement and performance hereunder will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Pledgor is a party or by which he is bound or any of his properties or assets is affected, or result in the imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets owned by the Pledgor, except as created hereunder.

     10.  Notices.

          All notices, requests, reports and other communications pursuant to this Agreement shall be in writing (delivered by hand or sent by certified mail, return receipt requested, except for routine reports which shall be by ordinary first-class mail) addressed to the parties hereto at the addresses set forth below. Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is delivered by hand to such party at the address specified below, or, if sent by mail, on the third business day after the day deposited in the mail, postage prepaid. Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder.

     11.  Further Assurances.

          The Pledgor will promptly make, execute and deliver all such instruments and will take all such action as Pledgees may reasonably request for the better assuring to Pledgees of the obligations, rights and security hereby pledged or intended so to be.

     12.  Events of Default.

          For purposes of this Agreement "Event of Default" shall mean an Event of Default as defined in the New Notes.

     13.  Effective Date.

          All of the terms and provisions of this Agreement shall become effective as of the date first above written and shall bind and inure to the benefit of the signatories and their respective successors and assigns.

     14.  Choice of Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. Any provision of this Agreement which is in conflict with the laws of the State of Colorado shall be null and void without affecting the remaining provisions of this Agreement, which shall be in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered the day and year first above written.


                              PLEDGOR:

                              GOLF ACQUISITION GROUP, LLC


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:



                              PLEDGEES:

                              MONTE AHUJA




                              -----------------------------------------


                              TRANSTAR INDUSTRIES, INC.



                              By:
                                  -------------------------------------
                                  Name: Monte Ahuja
                                  Title:

                                   EXHIBIT 1

1,000,000 shares of the common stock of Grafix Corporation, a Delaware corporation

                                   EXHIBIT E

                        FORM OF OPINION OF GAG'S COUNSEL

     The opinion of counsel will provide the following opinions:

     (1) GAG is a limited liability company duly organized, validly existing and in good standing under the laws of Colorado; has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted; and is duly qualified as a foreign corporation in each state in which such qualification is required, except where failure to be so qualified would not have a material adverse effect on the business or financial condition of GAG.

     (2) GAG has the full power, capacity and authority to execute and deliver and to perform its obligations under the Agreement and the Pledge Agreement
(the "Agreements"). The Agreements have been duly executed and delivered by GAG, and, assuming the valid authorization and execution of the Agreements by the parties thereto, constitute the valid and binding obligations of GAG, enforceable in accordance with its terms, except (i) as enforceability may be affected by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws affecting the rights of creditors generally; (ii) as enforceability may be affected by the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity);
(iii) as enforceability may be affected by the covenant of good faith and fair dealing implied in every contract; (iv) as enforceability may be affected by a court refusing to enforce or limiting application of a contract or any clause of a contract that the court finds to be unreasonable under the circumstances existing at the time the contract was made; and (v) no opinion is expressed as to the availability of any specific legal or equitable remedy.

     (3) The execution, delivery and performance of the Agreements, and the transactions provided for therein, have been duly and validly authorized by all necessary actions of GAG, and no other actions on the part of GAG or its managers or members except as set forth in the Agreements, are required.

     (4) To the best of his knowledge, neither the execution and delivery of the Agreements, nor the consummation of the transactions contemplated thereby will: (i) conflict with any provisions of the Articles of Organization or Operating Agreement of GAG; (ii) require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority which has not been obtained; (iii) result in a default (or give rise to any penalty, right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or instrument or obligation to which GAG is a party or by which GAG may be bound or to which any of the assets of GAG may be subject; or, (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GAG.

                                   EXHIBIT F

                       FORM OF OPINION OF CRRA'S COUNSEL


     The opinion of counsel will provide the following:

          (1) CRRA is a corporation duly organized, validly existing under the laws of the State of Delaware; has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted; and is duly qualified as a foreign corporation in each state in which such qualification is required, except where failure to be so qualified would not have a material adverse effect on the business or financial condition of CRRA.

          (2) Immediately prior to the consummation of the Transaction, there were 6,825,113 shares of CRRA common stock, and -0- shares of CRRA preferred stock, issued and outstanding as of the date of this opinion. The shares of CRRA common stock outstanding are duly authorized and validly issued, fully paid and non-assessable. The outstanding shares of CRRA common stock are owned beneficially and of record and are not owned or held in violation of any statutory preemptive right or, to the best of his knowledge, any contractual or similar preemptive right. All of the 10,000,000 New CRRA Shares issuable pursuant to the Transaction in accordance with the Agreement will be when so issued duly authorized, validly issued, fully paid and not assessable and owned beneficially and of record by M Ahuja, prior to the transfer to GAG, and not owned or held in violation of any statutory preemptive right or, to the best of his knowledge, any contractual or similar preemptive right.

          (3) CRRA has the full corporate power, capacity and authority to execute and deliver and to perform its obligations under the Agreement and the Security Agreement (the "Agreement"). The Agreements have been duly executed and delivered by CRRA, and, assuming the valid authorization and execution of the Agreements by the parties thereto, constitute the valid and binding obligations of CRRA, enforceable in accordance with its terms, except (i) as enforceability may be affected by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws affecting the rights of creditors generally; (ii) as enforceability may be affected by the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or of equity); (iii) as enforceability may be affected by the covenant of good faith and fair dealing implied in every contract; (iv) as enforceability may be affected by a court refusing to enforce or limiting application of a contract or any clause of a contract that the court finds to be unreasonable under the circumstances existing at the time the contract was made; and (v) no opinion is expressed as to the availability of any specific legal or equitable remedy.

     (4) The execution, delivery and performance of the Agreements, and the transactions provided for therein, have been duly and validly authorized by all necessary corporate actions of CRRA, and no other corporate actions on the part of CRRA or its directors or shareholders, except as set forth in the Agreements, are required.

     (5) To the best of his knowledge and except as specifically disclosed in the Schedule A - CRRA Disclosure Schedule to the Agreement: (i) there are no actions, suits, investigations or proceedings by or against CRRA; and (ii) there are no claims, actions, suits, investigations or proceedings pending or threatened by or against CRRA, at law or in equity, or before any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality in which any claim has been made or asserted against CRRA, the business or assets of CRRA, or the issued and outstanding shares of CRRA common stock.

     (6) To the best of his knowledge, neither the execution and delivery of the Agreements, nor the consummation of the transactions contemplated thereby will: (i) conflict with any provisions of the Certificate of Incorporation or Bylaws of CRRA; (ii) require any consent, approval, authorization, or permit of, or filing with or notification to, any governmental or regulatory authority which has not been obtained, except for the filing of a Form 8-K with the SEC by CRRA following the closing; (iii) result in a default (or give rise to any penalty, right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or instrument or obligation to which CRRA is a party or by which CRRA may be bound or to which any of the assets of CRRA may be subject; or, (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CRRA.

          (7) The CRRA Notes referenced in the Agreement were duly and validly authorized and executed by CRRA, and constitute valid and binding obligations of CRRA. The New CRRA Notes issuable pursuant to the Transaction in accordance with the Agreement will be, when so issued, duly and validly authorized and executed by CRRA and will constitute valid and binding obligations of CRRA.

                                   SCHEDULE B
                            CRRA DISCLOSURE SCHEDULE


Section Number      Disclosure(s)

5.9 Karani, et al. v. Grafix Time Corporation, et al, Cuyahoga County Court of Common Pleas, Cleveland, Ohio,
                    Case No. 97344765-CV;

                    Walker v. Grafix Time Corporation, County Court of Law #2, Tarrant County, Texas, Case No 805064600002.











                                       1